FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:


INVESTOR RELATIONS CONTACT:
   Ellen Ahearn
   TCSI Corporation, +1 510-749-8637
   eahearn@tcsi.com


                        TCSI ANNOUNCES MANAGEMENT CHANGE


ALAMEDA, CALIFORNIA- OCTOBER 17, 2000 - TCSI Corporation (Nasdaq: TCSI), a leading provider of software for the global telecommunications industry today announced that Arthur H. Wilder has resigned his position as Chief Financial Officer of the Company.

Ellen Ahearn, formerly Vice President and Controller of the Company, has been promoted to Vice President - Finance and Administration and will assume the duties previously assigned to Mr. Wilder.


ABOUT TCSI CORPORATION
TCSI (Nasdaq: TCSI) is a leading provider of software products and services for the global telecom industry. TCSI's solutions enable telecom service providers, equipment manufacturers, enterprise network users, and systems integrators to rapidly deploy and manage network infrastructure and services. The WorldWin(R) product line provides integrated OSS solutions, including provisioning and service assurance for emerging service providers worldwide. The InExchange(R) and IncomeConnect(R) mediation products have a rich heritage in the telecommunications industry, and continue to offer proven solutions to meet the demands of the emerging and established communications service providers.